UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MIND Technology, Inc.
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MIND TECHNOLOGY, INC.
2002 TIMBERLOCH PLACE
SUITE 400
THE WOODLANDS, TEXAS 77380-1187
NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 15, 2021
June 4, 2021
To our Stockholders:
Due to public health concerns stemming from the coronavirus outbreak we will hold the Annual Meeting of Stockholders (the “Annual Meeting”) of MIND Technology, Inc., a Delaware corporation, in a virtual meeting format only, on Thursday, July 15, 2021, at 9:00 a.m., Central Time. Stockholders are encouraged to listen, vote and submit questions from any remote location that has Internet connectivity. If you plan to participate in the virtual meeting, please visit www.viewproxy.com/MINDTechnology/2021 and register by 11:59 p.m. Eastern Time on July 14, 2021. You will be able to log in to the Annual Meeting using the password received via email in your registration confirmation. At the Annual Meeting, stockholders will be asked to:

1.Elect the six nominees named in this proxy statement to serve on our Board of Directors until the next annual meeting of stockholders, each until their respective successors are duly elected and qualified;
2.Approve an amendment to the MIND Technology, Inc. Amended and Restated Stock Awards Plan (the “Plan” or the “Stock Awards Plan”) to (i) increase the number of shares authorized for issuance by 1,100,000 shares (the “Third Amendment”) and (ii) extend the term of the Plan to May 15, 2031;
3.Approve, on an advisory basis, Named Executive Officer compensation;
4.Ratify the selection by the Audit Committee of our Board of Directors of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022;
5.Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Our Board of Directors has established the close of business on May 17, 2021, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting to be held July 15, 2021, and any adjournment or postponement thereof.
A list of stockholders will be available for inspection at our Annual Meeting, and during normal business hours at least ten days prior thereto, at our corporate office located at 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380.
Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or internet voting.
Sincerely,
Robert P. Capps
Co-Chief Executive Officer, Executive Vice President
of Finance and Chief Financial Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JULY 15, 2021.
The Notice of Virtual Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our
Annual Report to Stockholders for the fiscal year ended January 31, 2021 are available at
www.viewproxy.com/MINDTechnology/2021

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MIND Technology, INC.
2002 Timberloch Place
Suite 400
The Woodlands, Texas 77380-1187

PROXY STATEMENT
FOR VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 15, 2021

SOLICITATION OF PROXIES
Purpose, Place, Date and Time
This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of MIND Technology, Inc., a Delaware corporation (the “Company”), of proxies from the holders of record of our common stock, par value $0.01 per share and preferred stock, par value $1.00 per share at the close of business on May 17, 2021, for use in voting at the virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday July 15, 2021 at 9:00 a.m., Central Time, via live audio webcast at www.viewproxy.com/MINDTechnology/2021.
The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended January 31, 2021 (“2021 Annual Report”) are being mailed together on or about June 4, 2021, to each of our stockholders entitled to notice of and to vote at the Annual Meeting.
Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (1) the election of each of the six individuals nominated by our Board and named in this proxy statement for election as directors; (2) the approval of the Third Amendment to the Plan to (i) increase the number of shares authorized for issuance by 1,100,000 shares and (ii) extend the term of the Plan to May 15, 2031; (3) the approval, on an advisory basis, of our Named Executive Officer compensation; (4) the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm by our Audit Committee for the fiscal year ending January 31, 2022; and (5) as recommended by our Board with regard to any other matters that properly come before the Annual Meeting, or if no recommendation is given, at the discretion of the appointed proxies.
Expenses of Solicitation
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Alliance Advisors LLC (“Alliance”) to aid in the distribution of proxy materials, the solicitation of proxies and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Alliance a fee of approximately $30,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.
Stockholders Sharing the Same Last Name and Address
We are sending only one copy of our proxy statement and 2021 Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a householded mailing this year and you would like to have additional copies of our proxy statement and 2021 Annual Report mailed to you or you would like to opt out of this practice for future mailings, please submit your request in writing to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187, or call us at 281-353-4475. We will deliver promptly upon written or oral request separate copies of any of our proxy materials. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

VOTING OF SECURITIES
Record Date; Stockholders Entitled to Vote
Our Board has fixed the close of business on May 17, 2021, as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 17, 2021, there were 13,774,104 issued and outstanding shares of common stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.
For a period of at least 10 days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our corporate office located at 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380.
Quorum; Discretionary Authority
Our Third Amended and Restated Bylaws provide that a majority of the aggregate outstanding shares entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 6,887,053 shares of our common stock must be present either at the virtual meeting or by proxy to establish a quorum for the Annual Meeting. If less than a quorum is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.
In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.
Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
Abstentions and Broker Non-Votes; Vote Required
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting.
If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.
At the Annual Meeting, brokers will not have discretionary authority to vote in the absence of timely instructions from the beneficial owners on any of the proposals to be voted on at the Annual Meeting, other than Proposal 4 (Ratification of Selection of Independent Registered Public Accounting Firm).
•Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of shares of common stock entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote on the election of a director.
•Proposal 2 (Approval of Third Amendment to the Plan): Approval of the Third Amendment to the Plan requires the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the Annual Meeting. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.
•Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation):  Approval of this proposal requires the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the Annual Meeting. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal. You may vote for, against or expressly abstain with respect to this proposal. While this vote is required by law, it will neither be binding on the Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or our Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 4 (Ratification of Selection of Independent Registered Public Accounting Firm):  Ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022 requires the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the Annual Meeting. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.
Revocation of Proxies
If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to MIND Technology Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending the virtual meeting and voting by completing a ballot online. Attending the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE
The following sections summarize information about our corporate governance policies, our Board and its committees and the director nomination process.
Our Governance Practices
General
We are committed to sound corporate governance principles. To evidence this commitment, our Board has adopted charters for its committees and a Code of Business Conduct and Ethics (“Code of Ethics”). These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.mind-technology.com or in print, free of charge, to any stockholder who requests it by contacting us by mail at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187, Attention: Corporate Secretary, or by telephone (281) 353-4475. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officers, Chief Financial Officer and our Chief Accounting Officer, to ensure that our business is conducted in a legal and ethical manner.
All of our directors, officers and employees are required to certify their compliance with the Code of Ethics. The Code of Ethics requires that any exception to or waiver for an executive officer or director be made only by our Board and disclosed as required by law and the listing standards of The NASDAQ Stock Market LLC (the “NASDAQ Listing Standards”). To date, we have neither received any requests for, nor granted, waivers of the Code of Ethics for any of our executive officers or directors.
Among other things, the Code of Ethics addresses:
•conflicts of interest;
•insider trading;
•record keeping and questionable accounting or auditing matters;
•corporate opportunities;
•confidentiality;
•competition and fair dealing;
•compliance with laws and regulations, including the Foreign Corrupt Practices Act of 1977 and similar laws in other countries in which we operate;
•protection and proper use of the Company assets; and
•reporting of any illegal or unethical behavior.
It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the Code of Ethics.
Hedging
We prohibit short sales, hedging, and transactions in derivatives of the Company’s securities for all personnel, including directors, officers and employees. We allow for certain portfolio diversification transactions, such as investments in exchange funds.
Our Board
Determination of Director Independence
As required under the NASDAQ Listing Standards, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and the Company, senior management and independent registered public accounting firm. Based on this evaluation, our Board has determined that Thomas S. Glanville, Marcus Rowland, William H. Hilarides, Robert J. Albers and Peter H. Blum are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Glanville, Rowland, Hilarides, Albers and Blum constitute a majority of the members of our Board.
Robert P. Capps is not independent because he currently serves as our Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer.
Attendance at Board and Committee Meetings
During the fiscal year ended January 31, 2021 (referred to as “fiscal 2021”), our Board held seven meetings. Each individual serving as a director during such period attended all meetings of our Board and each individual attended all meetings of the Board committees on which he served during the fiscal year, the exception of one individual who missed one committee meeting as more fully discussed below.
Attendance at Annual Meetings
Our policy is to encourage our directors to attend the annual meetings of our stockholders. All nominees, who were then serving as directors, attended the virtual annual meeting of our stockholders in July 2020.

Leadership Structure and Role in Risk Oversight
Our Board separated the positions of Chairman of our Board and Chief Executive Officer in 2004. Separating these positions allows our Chief Executive Officers to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort, and energy that the Chief Executive Officers are required to devote to this position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. The Board periodically reviews the leadership structure and may make changes in the future.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, environmental and regulatory risks, and others, such as the impact of competition, technological changes, weather conditions and global health crises. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our Chief Executive Officers and other senior officers to review strategy and risks facing the Company. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations.
While our Board is ultimately responsible for risk oversight at the Company, each of our Board committees assists our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ Listing Standards, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Strategic Planning Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our long-term strategy development and implementation.
Stockholder Communications with Our Board
Our Board welcomes communications from our stockholders. Stockholders may send communications to our Board, or any director in particular, by contacting us by mail at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187, Attention: Corporate Secretary or via e-mail through our website at https://mind-technology.com/. Each communication must (1) identify the sender, (2) identify the applicable director(s) and (3) contain the information necessary to enable the director(s) to contact the sender. Our Corporate Secretary will relay this information to the applicable director(s) and request that the sender be contacted as soon as possible.
Committees of Our Board
As of the date of this proxy statement, our Board has standing Audit, Compensation, Strategic Planning and Nominating Committees. Our Board, in its business judgment, has determined that each committee, other than the Strategic Planning Committee, is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission, including the rules and requirements specifically applicable to the members of each committee. Each committee is governed by a written charter approved by the full Board.
Audit Committee
The Audit Committee has been established to assist our Board in:
•overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;
•overseeing our compliance with legal and regulatory requirements;

•overseeing the independent registered public accounting firm’s qualifications, independence and performance;
•overseeing our systems of internal controls regarding finance, accounting and legal compliance that our management and our Board have established;
•facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and our Board, with the registered independent accountants being accountable to the Audit Committee; and
•performing such other duties as directed by our Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.
During fiscal 2021, the Audit Committee held five meetings. Each individual attended all meetings of our Audit Committee, except for Mr. Albers who missed one meeting due to a prior commitment. The Audit Committee currently consists of Messrs. Glanville (Chairman), Albers, Hilarides and Rowland. Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. Further, our Board has determined that each of Messrs. Glanville, Albers, Hilarides and Rowland is an “audit committee financial expert” following a determination that each of them met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations. For information regarding the business experience of each of the members of the Audit Committee, see “Proposal 1—Election of Directors—Information About Director Nominees.” The report of the Audit Committee appears under the heading “Audit Committee Report” below.
Compensation Committee
Pursuant to its charter, the purposes of our Compensation Committee are to:
•review, evaluate and approve the agreements, plans, policies and programs to compensate our officers and directors;
•review and discuss with our management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meeting of stockholders, if applicable, and to determine whether to recommend to our Board that the Compensation Discussion and Analysis, if any, be included in the proxy statement, in accordance with applicable rules and regulations;
•produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with, and once required by, applicable rules and regulations;
•otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and
•perform such other functions as our Board may assign to the committee from time to time.
In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officers or (4) by the Compensation Committee’s outside compensation consultant, if a consultant has been engaged by the Compensation Committee.
The Compensation Committee works with the management team to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:
•preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;
•evaluating employee performance;
•establishing our business goals; and
•recommending the compensation arrangements and components for our employees.
Our Chief Executive Officers are instrumental to this process. Specifically, our Chief Executive Officers assist the Compensation Committee by:
•providing background information regarding our business goals;
•annually reviewing performance of each of our executive officers (other than themselves); and
•recommending compensation arrangements and components for our executive officers (other than themselves).
Our other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officers.
Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms.
Together with management and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination.
To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems such action appropriate.
During fiscal 2021, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs. Glanville, Rowland and Blum (Chairman).
Strategic Planning Committee
The purpose of the Strategic Planning Committee, as stated in its charter, is to assist our Board and the Chief Executive Officers in their oversight of our long-term strategy development and implementation. In fulfilling this role, from time to time, the Strategic Planning Committee reviews with management the key issues, options and external developments impacting our strategy. In addition, the Strategic Planning Committee monitors enterprise risks that may affect us and assists management in addressing such risks in our strategic plan.
During fiscal 2021, the Strategic Planning Committee met four times. The Strategic Planning Committee currently consists of Messrs. Capps, Hilarides and Albers (Chairman), with Guy Malden, our Co-Chief Executive Officer and Executive Vice President of Marine Systems, participating.
Nominating Committee
The purposes of the Nominating Committee, as stated in its charter, include the following:
•identifying individuals qualified to become Board members;
•recommending to our Board the persons to be nominated by our Board for election as directors at the annual meeting of stockholders; and
•performing such other functions as our Board may assign to the committee from time to time.

During fiscal 2021, the Nominating Committee met one time. The Nominating Committee currently consists of Messrs. Hilarides, Glanville and Blum (Chairman).
Director Nomination Process
The Nominating Committee is responsible for establishing criteria for selecting new directors, actively seeking individuals to become directors and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating Committee will consider the entirety of each candidate’s credentials. Currently, the Nominating Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. However, while the Nominating Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character. As set forth above, the Nominating Committee may consider diversity as one of a number of factors in identifying nominees for director and will continue to seek opportunities to enhance the diversity of directors serving on our Board. It does not, however, have a formal policy in this regard. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.
The Nominating Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating Committee may consider previous experience as a member of our Board.
Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating Committee by sending a written request to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187. For additional information regarding the submission of stockholder recommendations, see “Stockholder Proposals and Director Nominations.”
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of MIND Technology, Inc. or any of its subsidiaries or had any substantial business dealings with MIND Technology, Inc. or any of its subsidiaries. None of our executive officers is now, or at any time has been, a member of the compensation committee or board of directors of another entity whose executive officers has been a member of the Compensation Committee or our Board.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures
Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been presented to our Board at the recommendation of management. Recognizing that related person transactions involving the Company present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), our Board has adopted a formal written process for reviewing, approving and ratifying transactions with related persons, which is described below.
General
Under the policy, any “Related Person Transaction” may be consummated or may continue only if:
•the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
•the transaction is approved by the disinterested members of our Board; or
•the transaction involves compensation approved by the Compensation Committee.
For these purposes, a “Related Person” is:
•a senior officer (which includes, at a minimum, each executive vice president and Section 16 officer) or director;
•a stockholder owning more than 5% of the Company (or its controlled affiliates);

•a person who is an immediate family member of a senior officer or director; or
•an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related Person Transaction” is a transaction between the Company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:
•transactions available to all employees generally; and
•transactions involving less than $5,000 when aggregated with all similar transactions.
Audit Committee Approval
Our Board has determined that the Audit Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Person Transactions to be entered into for that calendar year, including the proposed aggregate value of the transactions (if applicable). After review, the Audit Committee approves or disapproves the transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change applicable to those proposed transactions.
In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, the transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management makes all reasonable efforts to cancel or annul the transaction.
Corporate Opportunity
Our Board recognizes that situations exist where a significant opportunity may be presented to management or a member of our Board that may equally be available to the Company, either directly or by referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% stockholder), the opportunity must be presented to our Board for consideration.
Disclosure
All Related Person Transactions are to be disclosed in our applicable filings as required by the Securities and Exchange Commission’s rules and regulations. Furthermore, all Related Person Transactions are to be disclosed to the Audit Committee, and any material Related Person Transaction are to be disclosed to our Board.
Other Agreements
Management assures that all Related Person Transactions are approved in accordance with any requirements of our financing agreements.
Transactions
Since the beginning of fiscal 2021, we have not participated in (or proposed to participate in) any transactions with Related Persons except as described below. Each of these Related Person Transactions was approved under our policy for reviewing Related Person Transactions.
Transactions with Members of the Board of Directors
On October 7, 2016, the Company entered into an equity distribution agreement with Ladenburg Thalmann & Co. Inc. (the “Agent”). On December 18, 2019, the Company and Agent entered into an Amended and Restated equity distribution agreement (the “1st Equity Distribution Agreement”). Pursuant to the 1st Equity Distribution Agreement, the Company may sell up to 500,000 shares of our 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share, with liquidation preference of $25.00 per share (the “Series A Preferred Stock”) through the Agent through an at-the-market program (the “1st ATM Offering Program”). The Co-Chief Executive Officer and Co-President of the Agent, Peter H. Blum, is the Non-Executive Chairman of the Board. Under the 1st Equity Distribution Agreement, the Agent was entitled to compensation of up to 2.0% of the gross proceeds from the sale of Series A Preferred Stock under the 1st ATM Offering Program. The 1st ATM Offering Program was concluded in the fourth quarter of fiscal 2020. Mr. Blum received no portion of the compensation paid to the Agent related to the 1st Equity Distribution Agreement.

In September 2020 we entered into a new equity distribution agreement (the “2nd Equity Distribution Agreement”) with the Agent with economic terms essentially identical to the 1st Equity Distribution Agreement. Pursuant to the 2nd Equity Distribution Agreement, the Company may sell up to 500,000 shares of Series A Preferred Stock and 5,000,000 shares of $0.01 par value common stock (“Common Stock”) (the “2nd ATM Offering Program”).
During fiscal 2021, the Company issued 44,186 shares of Series A Preferred Stock under the 2nd ATM Offering Program. Gross proceeds from these sales were approximately $1.0 million for fiscal 2021, and the Agent received compensation of approximately $20,408. Mr. Blum received no portion of the compensation paid to the agent.
During fiscal 2021, the Company issued 1,584,556 shares of Common Stock under the 2nd ATM Offering Program. Gross proceeds from these sales were approximately $4.0 million, and the Agent received compensation of approximately $79,307 resulting in net proceeds to the Company, after deducting underwriting discounts and offering costs, of approximately $3.6 million for fiscal 2021. Mr. Blum received no portion of the compensation paid to the Agent.
STOCK OWNERSHIP MATTERS
Principal Holders of Securities
The following table sets forth the beneficial ownership of the outstanding shares of common stock and Series A Preferred Stock as of May 17, 2021, with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock or Series A Preferred Stock, respectively.

	Common Stock Beneficially Owned		Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class(2)	Number of Shares	Percent of Class(3)
Ariel Investments, LLC	1,597,088(4)	11.6%	—	—
200 E. Randolph Drive Suite 2900 Chicago, IL 60601
Renaissance Technologies LLC	864,062(5)	6.3%	—	—
800 Third Ave New York, NY 10022
The Vanguard Group	689,643(6)	5.0%	—	—
100 Vanguard Blvd. Malvern, PA 19355
Mitsubishi Heavy Industries, Ltd.	—	—	174,046	16.3%
6-1, 6-Chome, Hikoshima-Enoura-Cho Shimonoseki 750-8505 Japan

(1)“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 17, 2021, if that person or group has the right to acquire shares within 60 days after such date.
(2)Based on total shares outstanding of 13,774,104 at May 17, 2021, unless otherwise indicated.
(3)Based on total shares outstanding of 1,069,798 at May 17, 2021, unless otherwise indicated.
(4)Based solely on a Form 13F as of March 31, 2021, and filed on May 14, 2021, with the Securities and Exchange Commission. According to the Form 13F, Ariel Investments, LLC had sole voting power over 1,597,088 shares of our common stock.
(5)Based solely on a Form 13F as of March 31, 2021, and filed on May 13, 2021, with the Securities and Exchange Commission. According to the Form 13F, Renaissance Technologies LLC had sole voting power over 864,062 shares of our common stock.
(6)Based solely on a Form 13F as of March 31, 2021, and filed on May 14, 2021, with the Securities and Exchange Commission. According to the Form 13F, The Vanguard Group had sole voting power over 689,643 shares of our common stock.
To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of our common stock or Series A Preferred Stock.

Security Ownership of Management
The following table sets forth the beneficial ownership of common stock as of May 17, 2021 by: (1) each of the executive officers named in the Summary Compensation Table below, (2) each of our directors and director nominees and (3) all current directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes to the table. None of these persons owns any of our Series A Preferred Stock.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Peter H. Blum	677,194(3)	4.7%
William H. Hilarides	28,832(4)	*
Robert J. Albers	139,466(5)	1.0%
Thomas S. Glanville	120,166(6)	*
Marcus Rowland	110,166(7)	*
Robert P. Capps	318,596(8)	2.3%
Guy Malden	304,247(9)	2.2%
Dennis P. Morris	152,234(10)	1.1%
Mark A. Cox	56,666(11)	*
All current directors and executive officers as a group (9 persons)	1,907,567(12)	12.2%

*	Less than 1%
(1)“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 17, 2021, if that person or group has the right to acquire shares within 60 days after such date.
(2)Based on total shares outstanding of 13,774,104 at May 17, 2021, and shares which such individual has the right to acquire within 60 days of May 17, 2021.
(3)Includes 109,666 shares underlying exercisable options.
(4)Includes 13,332 shares underlying exercisable options.
(5)Includes 124,666 shares underlying exercisable options
(6)Includes 99,666 shares underlying exercisable options.
(7)Includes 99,666 shares underlying exercisable options.
(8)Includes 276,666 shares underlying exercisable options.
(9)Includes 276,666 shares underlying exercisable options.
(10)Includes 83,334 shares underlying exercisable options.
(11)Includes 56,666 shares underlying exercisable options.
(12)Includes 1,140,328 shares underlying exercisable options.

PROPOSAL 1: ELECTION OF DIRECTORS
General
Six individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting, each until their respective successors are duly elected and qualified. Stockholders may not cumulate their votes in the election of our directors. Our Board has nominated the six individuals listed below to serve until our 2022 Annual Meeting of Stockholders. All of the director nominees are currently serving on our Board. Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described below in each director’s biographical information below.
The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board.
Our Board recommends a vote “FOR” the election of each of the director nominees identified below.
Information About Director Nominees
The following table sets forth the names and ages, as of May 17, 2021, of our current directors, each of whom is a director nominee. Our directors are elected annually and serve one-year terms or until their death, resignation or removal.

Name	Age	Positions Held	Director Since
Peter H. Blum	64	Non-Executive Chairman	2000
Robert P. Capps	67	Director, Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer	2004
William H. Hilarides	62	Director	2019
Robert J. Albers	80	Director	2008
Thomas S. Glanville	62	Director	2015
Marcus Rowland	68	Director	2015
Peter H. Blum has been a member of our Board since July 2000 and was elected Non-Executive Chairman of our Board on July 8, 2004. Mr. Blum is Co-Chief Executive Officer and Co-President of Ladenburg Thalmann & Co., Inc., an investment banking firm, where he has been employed since 2004. Prior to 2004, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. as a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Wisconsin-Madison. Mr. Blum has over 30 years of experience as an investment banker in the energy industry during which time he provided consultation and advice to a variety of companies. He also has extensive experience in financial and capital markets. Our Board believes that Mr. Blum’s experience supports its efforts in overseeing and advising on corporate strategy and financial matters, enabling him to effectively serve as a director on our Board.
Robert P. Capps has been a member of our Board since July 2004. In June 2006, Mr. Capps was appointed as our Executive Vice President of Finance and Chief Financial Officer. In September 2015, Mr. Capps was named to the additional position of Co-Chief Executive Officer. From July 1999 until May 2006, he was the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation, a publicly-held provider of defense electronics products. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief Financial Officer of Dynamex, Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a New York Stock Exchange-listed energy company. Mr. Capps was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma. Mr. Capps has over 35 years of financial experience, including more than 20 years as chief financial officer for public companies, including ours. Our Board believes that Mr. Capps’ experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director on our Board.
Vice Admiral William H. Hilarides (retired) is a graduate of the U.S. Naval Academy and was commander of Naval Sea Systems Command ("NAVSEA") prior to his retirement in 2016. As NAVSEA commander, he oversaw a global workforce of more than 56,000 military and civilian personnel responsible for the development, delivery and maintenance of the Navy's ships, submarines and systems.  He held a number of other posts during his career, including director, Advanced Submarine Research and Development, program manager of the SSGN Program, program executive officer for submarines and commander of the nuclear submarine USS Key West. Our Board believes that this experience managing large complex organizations and knowledge of sophisticated marine technologies enables Mr. Hilarides to effectively serve as a director on our Board.

Robert J. Albers was appointed to our Board in January 2008 based on the recommendation of the Nominating Committee. Mr. Albers currently manages Bob Albers Consulting. From 2002 to 2016, Mr. Albers acted as Corporate Management Advisor to Sercel, Inc. From 1995 to 2002, he was Executive Vice President of Sercel, Inc. From 1990 to 1994, Mr. Albers served as Vice President and General Manager of Halliburton Geophysical Products. In 1982, he joined Geosource, Inc. and served as President and General Manager, Operations and Technology Group; from 1963 to 1982, he held various management and leadership roles at Chevron Oil Company. Mr. Albers holds a Bachelor of Science degree in Mining Engineering from Lehigh University. Mr. Albers has more than 30 years of experience as a manager and executive in the seismic industry. He possesses broad technical and financial expertise in the seismic industry. Our Board believes that Mr. Albers’ significant senior leadership and industry-specific experience enables him to effectively serve as a director on our Board.
Thomas S. Glanville was appointed to our Board in September 2015 based on the recommendation of the Nominating Committee. Mr. Glanville is the managing partner of Eschelon Advisors, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville currently serves on the board of directors of the privately-held oil and gas exploration and production companies Crescent Pass Energy Holdings, L.L.C. and Strand Energy, L.L.C. and as Director and member of both the Audit/Finance and Nominating and Corporate Governance Committees of Itron, Inc., a publicly traded technology and services company dedicated to the resourceful use of energy and water. Since May 2021, Mr. Glanville has served on the board of Enchant Energy Corporation, a private company. He also served as Chairman of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors from 2011 to 2016. Mr. Glanville graduated with a Masters of Science degree in Mineral Economics from the Colorado School of Mines and holds a Bachelor of Arts degree in Economics from the University of Virginia. Our Board believes that Mr. Glanville’s operational and financial experience in various senior management positions and his experience as a director of a public company enable him to effectively serve as a director on our Board.
Marcus Rowland was appointed to our Board in September 2015 based on the recommendation of the Nominating Committee. Mr. Rowland is currently the Senior Managing Director and founding partner of IOG Capital, LP, an oil and gas investment company and is the Chairman of the Board of Silverbow Resources, Inc. Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formally Frac Tech International, LLC) from May 2011 to November 2012, and as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland is the former Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation, where he worked for 18 years, from 1993 to October 2010, in roles of increasing levels of responsibility. Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1992, where he was assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, LP and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Mr. Rowland currently serves as the non-executive Chairman of the Board of SilverBow Resources, Inc., and as a member of the Board of Directors of Key Energy Services, a publicly-traded company, and Warrior Technologies Acquisition Co., a publicly-traded company. He also serves as Director and Chairman of the Audit Committee of SAE Exploration, a private company, and as a member of the Board of several other privately-held energy companies. Mr. Rowland served as the Chairman of the Board of Chaparral Energy, Inc. through October 2020. Mr. Rowland holds a Bachelor’s degree from Wichita State University. Our Board believes that Mr. Rowland’s operational and financial experience in various senior management positions and his experience as a director of a public company enable him to effectively serve as a director on our Board.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages and titles, as of May 17, 2021, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

Name	Age	Positions Held
Robert P. Capps	67	Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer
Guy Malden	69	Co-Chief Executive Officer and Executive Vice President of Marine Systems
Dennis P. Morris	59	Vice President and Chief Operating Officer
Mark A. Cox	61	Chief Accounting Officer and Vice President Finance and Accounting
Robert P. Capps’ biographical information may be located under “Proposal 1: Election of Directors—Information About Director Nominees.”
Guy Malden has served as our Executive Vice President of Marine Systems since January 2004. In September 2015, Mr. Malden was named to the additional position of Co-Chief Executive Officer. Mr. Malden has over 40 years of experience in the geophysical industry and has been with MIND Technology, Inc. since 2002. From 1999 to 2002, he served as Vice President of Operations for American International Exploration Group. From 1993 to 1999, he served in various management capacities with several seismic equipment manufacturers, most notably Syntron, Inc. From 1975 to 1993, Mr. Malden served in various field and management capacities with Geophysical Service Inc./Halliburton Geophysical Services. Mr. Malden holds a degree in Marine Geology from Long Island University.
Dennis P. Morris was appointed Vice President and Chief Operating Officer in April 2020. Mr. Morris has extensive global experience in the maritime defense technology sector serving in senior executive positions at L3Harris Technologies from April 2018 to November 2019, the CEO role at SAFE Boats International from June 2013 to October 2017 and the CEO role at Allen Vanguard Corp. from December 2010 to June 2013, in addition to various executive roles at BAE Systems in both the UK and the US. During his career, Mr. Morris has been recognized for his success in developing complex engineered systems and solutions that drove organic growth and global market share. He is a former U.S. Navy Submarine Officer, serving in active duty from 1983 to 1991 and retiring from the Naval reserves in 1999, and held several government management consulting roles during that time. Mr. Morris received his Bachelor of Science Electrical Engineering degree from the University of Houston in 1983 and his Master of Business Administration degree from Georgetown University in 1997.
Mark A. Cox was appointed Chief Accounting Officer in May 2017. Mr. Cox joined MIND Technology, Inc. as Vice President Finance and Accounting in February 2017. Prior to joining MIND Technology, Inc., Mr. Cox was employed by Key Energy Services, Inc., an oilfield service company, where he served as Vice President, Controller and Principal Accounting Officer from March 2012 to October 2016, and Vice President, Tax, from October 2009 to March 2012. From December 2008 to September 2009, Mr. Cox served as Chief Financial Officer for Recon International, a privately-held company providing construction services to military and private organizations in Afghanistan. From August 1990 through November 2008, Mr. Cox held a variety of positions with BJ Services Company, including Director of Tax, Middle East Region Controller and Assistant Corporate Controller. He also worked in the tax practice of Arthur Andersen LLP from 1986 to 1990. Mr. Cox is a Certified Public Accountant (inactive) and holds a Bachelor of Accountancy degree from Houston Baptist University.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company,” within the meaning of the Securities Act of 1933, for purposes of the Securities and Exchange Commission’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding the compensation of our Named Executive Officers. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and the two most highly compensated executive officers, following our principal executive officer. For fiscal 2021, our “Named Executive Officers” were:

Name	Position
Robert P. Capps	Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer
Guy Malden	Co-Chief Executive Officer and Executive Vice President of Marine Systems
Dennis P. Morris	Vice President and Chief Operating Officer
Mark A. Cox	Chief Accounting Officer and Vice President Finance and Accounting

Summary Compensation Table for Fiscal Year Ended January 31, 2021
The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during fiscal years 2020 and 2021.

Name and Principal Position	Fiscal Year Ended January 31	Salary	Stock Awards(1)	Option Awards(2)	All Other Compensation(2)	Total
		($)		($)	($)	($)
Robert P. Capps	2021	255,000	—	—	12,090	267,090
Co-Chief Executive Officer, Executive Vice President of Finance and Chief Financial Officer	2020	281,325	—	93,702	13,257	388,284
Guy Malden	2021	247,754	—	—	12,825	260,579
Co-Chief Executive Officer and Executive Vice President Marine Systems	2020	271,948	—	93,702	15,013	380,663
Dennis P. Morris	2021	237,500	18,750	140,725	32,813	429,788
Vice President and Chief Operating Officer	2020	—	—	—	—	—
Mark A. Cox	2021	206,000	—	—	10,129	216,129
Chief Accounting Officer and Vice President Finance and Accounting	2020	204,000	—	37,481	10,164	251,645

(1)This column includes the grant date fair value of the stock awards granted to our Named Executive Officers in fiscal 2020 and 2021, computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to any actual value that may be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. The fiscal 2021 stock award was granted on March 31, 2021, to Mr. Morris. There were no stock award during fiscal 2020.
(2)This column includes the grant date fair value of the option awards granted to our Named Executive Officers in fiscal 2020 and 2021, computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to any actual value that may be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. The fiscal 2021 option award was granted on March 31, 2021, to Mr. Morris. The fiscal 2020 option awards were granted on July 23, 2019 to Messrs. Capps, Malden and Cox. See “Executive Compensation--Narrative Disclosure to Summary Compensation Table--Long-Term Equity-Based Incentives” for a description of the material features of the option awards granted to our Named Executive Officers in fiscal 2020 and 2021.
(3)The amounts reflected in the “All Other Compensation” column for fiscal year 2021 consist of the following:

Name	Life Insurance Premiums	Automobile Costs(a)	401(k) Matching Contributions	Other(b)	Total
	($)	($)	($)	($)	($)
Robert P. Capps	1,890	—	10,200	—	12,090
Guy Malden	1,890	1,075	9,860	—	12,825
Dennis P. Morris	1,163	—	6,650	25,000	32,813
Mark A. Cox	1,890	—	8,239	—	10,129

(a)Automobile costs reflect the aggregate incremental cost to us of Mr. Malden's personal use of a company-owned automobile during fiscal 2021 which was determined by multiplying the Alternate Lease Value, as published by the Internal Revenue Service, by the percentage of personal use mileage for the year.

(b)Other reflect the sign-on bonus stipulated in Mr. Dennis's employment agreement dated April 21, 2020.

Narrative Disclosure to Summary Compensation Table
Base Salary
We provide our Named Executive Officers with an annual base salary to compensate them for services rendered to us during the year.
In addition to providing a base salary that the Compensation Committee considers to be competitive with the market, we determine base salaries based on the duties and responsibilities of each officer, retention concerns, and a desire to align the salary level of each of our Named Executive Officers to promote internal pay equity relative to our other officers. To that end, annual salary adjustments are based on the Compensation Committee’s analysis of many individual factors, including:
•the responsibilities of the officer;
•the period over which the officer has performed these responsibilities;
•the scope, level of expertise and experience required for the officer’s position;
•the strategic impact of the officer’s position;
•the potential future contribution and demonstrated individual performance of the officer; and
•the general economic environment in which we are currently operating.
In addition to individual factors listed above, the Compensation Committee considers our overall business performance, such as our net earnings, earnings before interest, taxes, depreciation and amortization (or EBITDA), sales growth and implementation of directives. While these metrics generally provide context for making base salary decisions, base salary decisions do not depend on the attainment of specific goals or performance levels, no specific weighting is given to any one factor over another and specific performance criteria or targets are not communicated to our Named Executive Officers. Base salaries are generally reviewed annually but are not automatically increased if the Compensation Committee believes that an award in other elements of compensation would be more appropriate in light of the Compensation Committee’s stated objectives.
Based on the methodology for determining base salary levels described above, in August 2019, the Compensation Committee restored a 15% base salary reduction that had been enacted in June 1, 2015.
Effective May 1, 2020, Mr. Capps and Mr. Malden agreed to a 20% reduction in their base salaries. This reduction is in recognition of the negative impact on the Company’s business and financial position arising from the COVID-19 pandemic (the “Pandemic”).
Bonus Awards
Our annual cash bonus awards are designed to reward our Named Executive Officers for achieving specified performance results that are important to our operations and that contribute to the creation of stockholder value.
For fiscal 2021, the Compensation Committee determined that any cash bonuses would be contingent upon the Company achieving a minimum level of adjusted EBITDA. The Compensation Committee established a minimum level of adjusted EBITDA, which the Compensation Committee subsequently determined was not attained. Accordingly, no cash bonuses were awarded for fiscal 2021.
Long-Term Equity-Based Incentives
Our long-term equity-based incentive program is designed to give our Named Executive Officers a longer-term stake in the Company, act as a long-term retention tool and align the interests of our officers and stockholders by tying compensation to growth in stockholder value. To achieve these objectives, we have historically relied on a combination of grants of stock options and restricted stock, which are subject to vesting requirements and are made under the Stock Awards Plan. In its considerations of whether or not to grant equity awards to our Named Executive Officers and, if equity awards are so granted, in its considerations of the type and size of the awards, the Compensation Committee considers the Company-level performance, the applicable officer’s performance, comparative share ownership by similarly situated executives of comparable companies, the amount of equity previously awarded to the applicable officer and the vesting schedule of outstanding awards. While there is no formal weighting of these elements, the Compensation Committee considers each in its analysis.
No restricted stock awards were granted in fiscal 2020. In March 2020, the Compensation Committee granted 15,000 shares of restricted stock and options to purchase 250,000 shares of common stock to Mr. Morris. The restricted stock vests one-third on March 31, 2021, one-third on March 31, 2022 and one-third on March 31, 2023. The options have an exercise price of $1.25 per share, based on the closing stock price on the grant date, and vest one-third on March 31, 2021, one-third on

March 31, 2022 and one-third on March 31, 2023. The vesting provisions are consistent with those of equity awards granted by our Peer Companies and further facilitate our retention efforts.
Outstanding stock options granted to the Named Executive Officers under our Stock Awards Plan will become fully vested and exercisable upon a Named Executive Officer’s death or termination of employment due to disability or upon a change in control of the Company. Such options that become vested and exercisable due to death or disability will remain exercisable until the earlier to occur of (1) the end of the original ten-year term of the option or (2) the date that is one-year following the date of death or termination of employment due to disability, as applicable. Options that become vested and exercisable due to a change of control will remain exercisable for the remainder of the applicable ten-year term as provided under the option award agreement. Any outstanding stock options (whether vested or unvested) will be cancelled without payment if the Named Executive Officer is terminated for cause. If the Named Executive Officer is terminated for any reason other than cause, death or disability, (A) any unvested stock options will be cancelled without payment, and (B) any vested stock options will remain exercisable for the lesser of the original term of the option or the three-month period following the date of termination.
For purposes of the outstanding stock options granted to our Named Executive Officers under our Stock Awards Plan, “cause” generally means: (1) the Named Executive Officer acts dishonestly, and the direct or indirect consequence (or intended consequence) of such action is personal enrichment to that executive at the expense of the Company or any affiliate, (2) the Named Executive Officer is unwilling to perform his duties in a satisfactory manner (as determined in good faith by our Board) or (3) the Named Executive Officer fails to consistently perform his duties at a level that our Board has, by written notice, informed the officer is expected from him. A Named Executive Officer will be considered “disabled” if he becomes entitled to benefits under our long-term disability plan.
Pursuant to our Plan, a “change in control” for purposes of the stock options held by our Named Executive Officers means the occurrence of any of the following events:
•we are not the surviving entity in any merger, consolidation or other reorganization with (or we survive only as a subsidiary of) an entity other than a previously wholly-owned subsidiary of the Company;
•we sell, lease or exchange all or substantially all of our assets to a third party;
•we dissolve or liquidate the Company;
•any person or entity acquires ownership of our securities which represent 35% or more of the voting power of our then outstanding securities entitled to vote in the election of directors; or
•a change in the composition of our Board where less than the majority of the directors are “incumbent directors.” An “incumbent director” is any director as of the date the Plan was adopted or, generally, any director who is elected to our Board after such time by the vote of at least a majority of the directors in place at the time of the Plan’s adoption.
Other Benefits
In addition to base salaries, annual cash incentives and long-term equity-based incentives, we provide the following forms of compensation to our Named Executive Officers:
•Health, Welfare and Retirement Benefits.  Our Named Executive Officers are eligible to participate in our medical, dental, vision, disability insurance and life insurance programs to meet their health and welfare needs. This is a fixed component of compensation, and the same benefits are provided on a non-discriminatory basis to all of our employees in the U.S. In addition, our Named Executive Officers participate in our 401(k) retirement plan, which is available to all of our employees in the U.S. These benefits are provided to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees.
•Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our Named Executive Officers is competitive, and perquisites should generally not play a large role in such officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our Named

Executive Officers are limited. We provide certain Named Executive Officers who are required as part of their job duties to drive considerable distances in order to visit existing and potential customers with the use of a company-owned automobile.

    Employment, Severance or Change in Control Agreements
On September 11, 2017, we entered into employment agreements with Messrs. Capps and Malden. We entered into these employment agreements to ensure that our Co-CEOs will perform their roles for an extended period of time. The employment agreements have a two-year initial term which automatically renews and extends for a period of twelve months upon expiration of the initial term or any then-existing renewal term unless a written notice of nonrenewal is delivered by either party not less than 60 days prior to expiration of the then-existing term.
The employment agreements provide for an annualized base salary equal to $262,650 for Mr. Capps and $253,895 for Mr. Malden, subject to increase from time-to-time at the discretion of the Compensation Committee. In the event that Messrs. Capps’s or Malden’s employment is terminated by us without cause, or by the applicable executive for good reason, the applicable executive will, subject to such executive’s execution and non-revocation of a release of claims, be eligible to receive a severance payment in an amount equal to two times the sum of such executive’s annualized base salary then in effect plus the greater of (a) the amount of the bonus received by the executive for the most recently completed bonus year and (b) 25% of the executive’s annualized base salary then in effect.
On June 19, 2020, the Company entered into Amendment No.1 to Employment Agreement to its employment agreement with Guy M. Malden, Co-Chief Executive Officer, Executive Vice President - Marine Systems. The amended agreement expires on December 31, 2021 (the “Expiration Date”) and provides for an annual base salary of $232,000. All unvested equity incentive awards as of the Expiration Date shall be automatically vested within 60 days following the Expiration Date and will remain exercisable through the original term of the option.
On April 21, 2020 (the “Effective Date”), the Board appointed Dennis P. Morris to serve as Chief Operating Officer of the Company. Mr. Morris will perform the functions of the Company’s principal operating officer. The employment agreement provides for an annualized base salary equal to $285,000, subject to increase from time-to-time at the discretion of the Compensation Committee. Mr. Morris received a sign-on bonus in the amount of $25,000 within 30 days of the Effective Date. Mr. Morris received an initial grant pursuant to the MIND Technology, Inc. Amended and Restated Stock Awards Plan in the form of 15,000 shares of time-vesting restricted stock and options to purchase 250,000 shares of common stock of the Company.
Effective May 1, 2020, Mr. Capps and Mr. Malden agreed to a 20% reduction in their base salaries. This reduction is in recognition of the negative impact on the Company’s business and financial position arising from the Pandemic.

    Under the employment agreements, the following terms are generally defined as follows:
•“cause” is deemed to exist if an executive: (1) engages in fraud, breach of fiduciary duty, theft or embezzlement against the Company or its affiliates, (2) willfully refuses to perform his duties, (3) materially breaches the confidentiality, non-competition or non-solicitation obligations under his employment agreement, (4) is convicted of, or pleads guilty to, a felony or crime involving moral turpitude, (5) engages in willful misconduct or gross negligence in the performance of his duties that could have a material adverse effect on the Company or, (6) materially breaches and violates the Companies policies pertaining to sexual harassment, discrimination or insider trading.
•“good reason” is defined as: (1) a material reduction in the executive’s position, responsibilities or duties, (2) relocation of the geographic location of the executive’s place of employment by more than 50 miles, or (3) a material breach by the Company of any provision of the employment agreement; and

•A “disability” will exist if the applicable executive is entitled to receive long-term disability benefits under the Company's disability plan.

    The employment agreements also contain non-solicitation and non-compete provisions that are effective during the term of the employment agreement and for 24 months following the date of termination.

Results of Prior Year Advisory Vote on Executive Compensation and Fiscal 2021 Compensation Decisions
In determining the appropriateness of our executive compensation program, the Compensation Committee considers, among other things, the results of the prior year’s advisory vote on executive compensation (“say-on-pay”). At our fiscal 2020 Annual Meeting of Stockholders, the proposal to approve the compensation of our Named Executive Officers received the support of approximately 94% of our stockholders voting on the matter. The level of support was calculated based on votes in favor of the proposal divided by the sum of votes against the proposal plus votes in favor of the proposal.
In light of the favorable say-on-pay vote at our fiscal 2020 Annual Meeting of Stockholders, the Compensation Committee took the following actions in fiscal 2021:
•Established minimum performance criteria for any cash bonuses related to fiscal 2021, which were not attained and resulted in no cash bonuses being paid for fiscal 2021.
•Did not grant “full value” stock awards to Named Executive Officers in fiscal 2021, other than 15,000 shares of restricted stock issued to Mr. Morris upon his joining the Company.

Outstanding Equity Awards Value at Fiscal 2021 Year-End Table
The following table provides information concerning all equity awards granted to our Named Executive Officers that were outstanding as of January 31, 2021.
Outstanding Equity Awards as of January 31, 2021

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert P. Capps	60,000	—	5.00	5/27/2025	—	0	—
	60,000	—	2.80	1/12/2026	—		—
	90,000	—	4.62	2/15/2027	—		—
	33,333	16,667(1)	3.79	7/12/2028	—		—
	16,666	33,334(2)	4.19	7/23/2029	—		—
Guy Malden	60,000	—	5.00	5/27/2025	—		—
	60,000	—	2.80	1/12/2026	—		—
	90,000	—	4.62	2/15/2027	—		—
	33,333	16,667(1)	3.79	7/12/2028	—		—
	16,666	33,334(2)	4.19	7/23/2029	—		—
Dennis P. Morris	—	250,000(3)	1.25	3/31/2030	15,000		32,100(4)
Mark A. Cox	30,000	—	4.64	2/22/2027	—		—
	13,333	6,667(1)	3.79	7/12/2028	—		—
	6,666	13,334(2)	4.19	7/23/2029	—		—

(1)The remaining unexercisable stock options granted on July 12, 2018 will become exercisable as of July 12, 2021.
(2)The unexercisable stock options granted on July 23, 2019 will become exercisable as follows so long as the applicable executive remains employed through the respective vesting date: one-half on July 23, 2021; and one-half on July 23, 2022.
(3)The unexercisable stock options granted on March 31, 2020 will become exercisable as follows so long as the applicable executive remains employed through the respective vesting date: one-third on March 31, 2021; one-third on March 31, 2022; and one-third on March 31, 2023.
(4)The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($2.14/share) by the number of shares of unvested restricted stock subject to the award.

DIRECTOR COMPENSATION
General
Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors and the Non-Executive Chairman of our Board. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within the Company; and (3) the risks associated with fulfilling their fiduciary duties.
The following table sets forth a summary of the compensation we paid to our non-employee directors during fiscal 2021. Mr. Capps, who is a full-time employee, received no compensation for serving as a director.
Director Compensation for the Fiscal Year Ended January 31, 2021

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
	($)	($)	($)	($)
Peter H. Blum, Non-Executive Chairman	93,750	—	—	93,750
Robert J. Albers	70,125	—	—	70,125
Thomas S. Glanville	53,250	—	—	53,250
Marcus Rowland	43,875	—	—	43,875
William H. Hilarides	50,625	—	—	50,625

(1)This column includes the grant date fair value of the stock awards granted to our non-employee directors computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. There were no stock awards granted during fiscal 2021.
(2)This column includes the grant date fair value of the option awards to our non-employee directors computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that may be recognized by our non-employee directors. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. There were no option awards granted during fiscal 2021.
Retainer and Fees
Pursuant to our summary of non-employee director compensation, adopted as of July 31, 2020 (the “Director Compensation Summary”), each non-employee director is eligible to receive an annual retainer of $32,000, plus the following supplemental cash retainers, as applicable:

Fiscal 2021
$
Annual retainers:
Non-executive chairman	50,000
Member of Audit Committee	7,500
Chairman of Audit Committee	8,500
Member of Compensation Committee	5,000
Chairman of Compensation Committee	6,000
Member of Nominating Committee	4,000
Chairman of Nominating Committee	4,000
Member of Strategic Planning Committee	10,000
Chairman of Strategic Planning Committee	30,000
Each Board meeting attended	3,500

Effective May 1, 2020, each of the members of the Board agreed to a 25% reduction in cash fees. This reduction is in recognition of the negative impact on the Company’s business and financial position arising from the Pandemic.

Equity-Based Compensation
In addition to cash compensation, our non-employee directors are eligible, pursuant to the Director Compensation Summary and at the discretion of our full Board, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. Due to the economic uncertainty surrounding the Pandemic, the Board decided to forgo the granting of stock options or vested stock awards under our Stock Awards Plan to our non-employee directors for fiscal 2021.
Required Vote
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each director. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

PROPOSAL 2: APPROVAL OF THE THIRD AMENDMENT TO THE STOCK AWARDS PLAN

At the Annual Meeting, our stockholders will be asked to approve the Third Amendment to the Plan, to be effective July 15, 2021, if approved (the “Effective Date”). The purpose of the Third Amendment is to (i) authorize an additional 1,100,000 shares to be utilized for awards pursuant to the Plan (the “Additional Shares”) and (ii) extend the term of the Plan to May 15, 2031. We believe approval of this proposal is advisable in order to ensure we have an adequate number of shares available in connection with our compensation programs. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register the Additional Shares for issuance pursuant to the terms of the Plan.

The Plan was first adopted by the Board and approved by our stockholders to be effective May 30, 2006. The Plan was subsequently amended and restated on July 23, 2009. The Plan, as amended and restated, was further amended on July 28, 2011. The Plan was then amended and restated again on July 25, 2013 and was subsequently amended on July 20, 2016 and July 23, 2019.

The use of stock-based awards under the Plan continues to be a key element of our compensation program. The Plan currently authorizes a total of 3,899,864 shares for issuance in connection with awards under the Plan, but as of May 17, 2021, only 615,859 shares remain available. The closing market price of our common stock as of May 17, 2021 was $2.25 per share, as reported on NASDAQ. The Board has determined that there are not sufficient shares available for issuance under the Plan to meet our needs for future grants during the coming years, and an increase in available shares is appropriate to continue to assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, consultants, and non-employee directors and maintaining a competitive edge in today’s volatile business environment. The increase of 1,100,000 shares was determined subjectively by the Board based on the number of shares currently available, the number of shares expected to become available in the next twelve months due to option expirations, and the number of awards we estimate will be granted over the coming years. The Board feels it is important to have adequate shares available to appropriately compensate current and future employees.

Consequences of Failing to Approve the Proposal
The Third Amendment will not be implemented unless it is approved by our stockholders. If the Third Amendment is not approved by our stockholders, the Plan will remain in effect in its present form. Failure of our stockholders to approve this proposal also will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan.
Summary of the Amended Plan
The following summary of the Plan, as amended by the Third Amendment (referred to as the “Amended Plan”), does not purport to be a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (1) the current Plan document, which is filed as Appendix A to our definitive proxy statement on Schedule 14A filed on May 31, 2013, (2) the First Amendment to the Plan, which is filed as Appendix A to our definitive proxy statement on Schedule 14A filed on May 16, 2016, (3) the Second Amendment to the Plan, which is filed as Appendix A to our definitive proxy statement on Schedule 14A filed on May 31, 2019, and (4) the Third Amendment which is attached to this proxy statement as Appendix A. The Amended Plan gives the Compensation Committee the ability to award stock options, restricted stock, performance awards, phantom awards, stock appreciation rights, stock awards, and other stock-based awards. Unless earlier terminated by action of our Board, the Amended Plan will terminate on May 15, 2031. Awards granted before the termination date of the Amended Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate
Awards may be made under the Amended Plan to our employees, consultants, the employees and consultants of our subsidiaries, and our non-employee directors. Only individuals who are our employees or who are employees of one of our corporate subsidiaries are eligible to receive incentive stock options. The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of May 17, 2021, approximately 36 of our employees, no consultants, 172 employees of our subsidiaries, no consultants of our subsidiaries, and our five non-employee directors were eligible to participate in the Plan.

Shares Subject to the Amended Plan
The total aggregate number of shares of our common stock available for grant of awards under the Amended Plan will not exceed 4,999,864 shares (the “Share Pool”). Of the Share Pool, the number of Additional Shares requested pursuant to the Third Amendment is 1,100,000. The maximum number of shares of common stock available for grant of awards under the Amended Plan is subject to adjustment for recapitalizations, stock splits, stock dividends and other corporate events. See “Awards under the Amended Plan—Corporate Events” below.

The following awards and payouts will reduce, on a one share for one share basis, the number of shares authorized for issuance under the Share Pool: (1) any awards granted prior to May 15, 2013 and (2) any awards of options and stock appreciation rights granted on or after May 15, 2013. Any awards of restricted stock, performance awards, phantom stock, stock awards, and other stock-based awards granted on or after May 15, 2013 reduce the number of shares authorized for issuance under the Share Pool on a 1.60 share for one share basis.

If an award granted under the Amended Plan expires, is forfeited or becomes unexercisable for any reason, the undelivered shares of common stock that were subject to the award will be restored and available for future awards under the Amended Plan; provided that the restoration will, as applicable, be on a one share for one share basis to the extent that such award reduced the Share Pool on a one share for one share basis or be on a 1.60 share for one share basis to the extent that such award reduced the Share Pool on a 1.60 share for one share basis. The number of shares available for grant of awards under the Amended Plan will not be increased by (1) the number of shares of common stock not issued or delivered as a result of net settlement of an outstanding stock option or stock appreciation right; (2) the number of shares delivered or withheld to pay the exercise price of any award or tax withholding obligations; or (3) the number of shares repurchased on the open market with the proceeds of option exercise prices. However, with respect to awards outstanding prior to May 15, 2013, shares tendered or withheld to satisfy any tax withholding or exercise price obligations with respect to such awards will be available for issuance under future awards, subject to the overall share reservation limitation. Our common stock issued or to be issued under the Amended Plan consists of authorized but unissued shares.

Maximum Amount of Compensation May be Paid to a Participant
The maximum number of shares of common stock that may be subject to incentive stock options granted under the Amended Plan is 4,999,864. The maximum number of shares of common stock that may be subject to all awards granted to any one participant in each fiscal year is 300,000 shares. The maximum amount of dollar-denominated awards that may be granted to any one participant in each fiscal year is $2,000,000, as valued on the date of grant.

Administration
The Amended Plan provides for administration by the Compensation Committee of the Board, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3) who also qualify as “outside directors” (within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”)).The Board retains the discretion to designate another committee to administer the Amended Plan. The Compensation Committee has the full authority, subject to the terms of the Amended Plan, to establish rules and regulations for the proper administration of the Amended Plan, to select the employees and consultants to whom awards are granted, and to determine the type and terms of awards. However, the Board alone has the authority to administer the Amended Plan with respect to awards to directors.

Awards under the Amended Plan
Stock Options
The Amended Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options (i.e., nonqualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The term of each stock option is fixed at the time of grant and may not exceed 10 years from the date of grant. The Compensation Committee determines the time or times at which option may be exercised. In general, a participant may pay the exercise price of an option in cash or in cash equivalents, by tendering shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price, by surrendering a sufficient portion of the shares with respect to which the option is exercised having an aggregate fair market value at the time of exercise equal to the total exercise price, by a sale through a broker-dealer or in a combination of these forms, as permitted by the Compensation Committee. The Amended Plan prohibits the repricing of stock options without stockholder approval. Stock options are not eligible to receive dividends or dividend equivalent rights (“DERs”).

Restricted Stock
A restricted stock award is an award of shares that is subject to one or more restrictions, including, without limitation, a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and prohibitions regarding the transferability of the shares, for a period to be determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms of any restricted stock award including the number of shares subject to the award, the price (if any) paid for shares subject to the award and the minimum period over which a restricted stock award may be vested. Participants holding shares subject to restricted stock awards may receive dividends.

Performance Awards
The Amended Plan provides for the grant of performance awards, ultimately payable in common stock or cash (or a combination thereof), as determined by the Compensation Committee. Performance awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that is not shorter than one year. The applicable award agreement will specify the amount, or the formula for determining the amount, that may be earned under the performance award, the performance criteria and level of achievement versus the performance criteria that will determine the amount payable under the performance award, the performance period over which performance is measured, and such other terms and conditions as the Compensation Committee may determine. In the discretion of the Compensation Committee, dividends or DERs may be awarded in connection with a performance award. If awarded, dividends and DERs may accrue in a cash bookkeeping account (with or without) interest during the applicable performance period, but neither dividends nor DERs may be paid to the participant on such performance award until the applicable performance goals have been determined to be achieved by the Compensation Committee.

Performance goals set by the Compensation Committee may relate to one or more of the following objective performance criteria (“Performance Criteria”) that the Compensation Committee determines is appropriate: (1) net earnings (either before or after interest, taxes, depreciation and/or amortization), (2) sales, (3) revenue, (4) net income (either before or after taxes), (5) operating earnings, (6) cash flow (including, but not limited to, operating cash flow and free cash flow), (7) cash flow return on capital, (8) return on net assets, (9) return on stockholders’ equity, (10) return on assets, (11) return on capital, (12) stockholder returns, (13) return on sales, (14) gross or net profit margin, (15) expense margins, (16) cost reductions, (17) controls or savings, (18) operating efficiency, (19) working capital, (20) strategic initiatives, (21) economic value added, (22) earnings per share, (23) earnings per share from operations, (24) price per share of stock, and (25) market share. Performance goals may be based on attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as determined by the Compensation Committee. Performance Criteria will be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement, will be subject to adjustment for specified significant extraordinary items or events. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of our company or any subsidiary, division, unit or product line thereof. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, will be determined by the Compensation Committee, in its sole discretion, at the time of grant.

Phantom Stock
Phantom stock awards are awards of rights to receive amounts equal to a specified number of shares. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Compensation Committee may specify. Payment of phantom stock awards may be made in cash, shares or any combination thereof, as determined by the Compensation Committee in its discretion, and will be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share on the payment date. A phantom stock award may include DERs in the discretion of the Compensation Committee. DERs are rights to receive an amount of cash equal to the value of any dividends made on shares during the period the phantom stock award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem phantom stock award or may have different vesting and payment terms, in the discretion of the Compensation Committee.

Stock Appreciation Rights
A stock appreciation right provides the right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date of grant. The Compensation Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation Committee and specified in the applicable award agreement. The term of a stock appreciation right will not exceed 10 years. Stock appreciation rights may not be re-priced without stockholder approval. Stock appreciation rights are not eligible to receive dividends or DERs.

Stock Awards
Stock awards are unrestricted shares issued to a participant and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of the participant.

Other Stock-Based Awards
Other stock-based awards are awards that the value of which is based in whole or in part on a share. The Compensation Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares, cash or any combination thereof, as decided by the Compensation Committee.

Tax Withholding
A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Compensation Committee may permit tax withholding obligations to be satisfied by having our company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired shares.

Amendment and Termination
Our Board may amend, suspend or terminate the Amended Plan at any time and for any reason. Amendments to the Amended Plan will be submitted for stockholder approval if an amendment increases the maximum number of shares available under the Amended Plan. No amendment to the Amended Plan or awards may adversely affect in any material way any outstanding award without the consent of the holder of such award. In addition, stockholder approval will generally be required for any amendment that reduces the exercise price of an option or stock appreciation right.

Corporate Events
We may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended Plan, including the individual limitations on awards, to reflect recapitalizations, reorganizations, mergers, spin-offs, combinations, repurchases, exchange of shares or other securities, or other similar corporate transactions. In addition, the Compensation Committee may take such other action with respect to outstanding awards that it deems appropriate, including termination of the award in exchange for cash or replacement of such award with other rights or property. Unless provided otherwise in an applicable award agreement, in the event of a “change in control” (as defined in the Amended Plan), the vesting of all awards will be accelerated and any performance criteria will be deemed to be achieved to the maximum extent possible.

Repricing Prohibited
Neither the Board nor the Compensation Committee may provide for the repricing or exchange of underwater options or stock appreciation rights for cash consideration, other awards, or options or stock appreciation rights with an exercise price that is less than the original exercise price of such underwater options or stock appreciation rights, unless such repricing or exchange receives the approval of a majority of the holders of our common stock.

Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonqualified Options; Stock Appreciation Rights
Participants will not realize taxable income upon the grant of a nonqualified stock option or a stock appreciation right. Upon the exercise of a nonqualified stock option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash and the fair market value of the common stock received, over (2) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax

Consequences—Tax Code Limitations on Deductibility” below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Federal Income Tax Consequences—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonqualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an nonqualified stock option or incentive stock option, the tax consequences of the reload option will be as provided above for a nonqualified stock option or incentive stock option, depending on whether the reload option itself is a nonqualified stock option or incentive stock option.

The Internal Revenue Service (“IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (1) the annual exclusion of $15,000 (for 2021, subject to adjustment in future years) per donee, (2) the transferor’s lifetime unified credit or (3) the marital or charitable deduction rules. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

Phantom, Stock Awards; Restricted Stock Awards; Stock Awards; Cash Awards
A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of an award in the form of a phantom stock award denominated in shares, but rather, will generally recognize ordinary compensation income at the time he receives cash or shares in satisfaction of the phantom stock award in an amount equal to the cash or the fair market value of the shares received. In general, a participant will recognize ordinary compensation income as a result of the receipt of shares pursuant to a restricted stock award, or stock award in an amount equal to the fair market value of the shares when such shares are received; provided, however, that if the shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the shares first becomes transferable or no longer subject to a substantial risk of forfeiture in cases where a participant does not make an valid election under Section 83(b) of the Code or (2) when the shares are received in cases where a participant makes a valid election under Section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for common stock or cash received. Dividends that are received by a participant before the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Tax Code Limitations on Deductibility
In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the “Tax Cuts and Jobs Act,” enacted in 2017, eliminated the “performance-based” exception under Section 162(m) of the Code for deducting compensation to current or former “covered employees” in excess of $1,000,000. As a result, we are generally no longer able to take a deduction for any compensation paid to our current or former Named Executive Officers in excess of $1,000,000.

Requirements Regarding Deferred Compensation
Certain of the benefits under the Amended Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code. Failure to comply with the requirements of Section 409A regarding the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and being subject to substantial penalties.

New Plan Benefits and Previously Awarded Options
The awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended Plan. Therefore, a New Plan Benefits Table is not provided.

We made annual equity awards under the Plan during fiscal 2021 to certain Named Executive Officers other eligible employees. The fiscal 2021 grants to the Named Executive Officers are reflected in the “Grants of Plan-Based Awards for the Year Ended January 31, 2021” table in the “Executive Compensation” section of this proxy statement. We did not make annual equity awards under the Plan during fiscal 2021 to non-employee directors.

The following table sets forth, for the Named Executive Officers and certain other groups, all shares underlying outstanding stock options awarded before May 17, 2021, under the Plan. No awards have been granted under the Plan to any associate of a non-employee director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the Plan; thus, the table below does not include these individuals.

Named Executive Officer	Number of Stock Options Granted

Robert P. Capps Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer	310,000
Guy Malden Co-Chief Executive Officer and Executive Vice President Marine Systems	310,000
Dennis P. Morris Vice President and Chief Operating Officer	250,000
Mark A. Cox Chief Accounting Officer and Vice President Finance and Accounting	70,000
All Current Executive Officers as a Group	940,000
All Current Directors as a Group (other than Executive Officers)	547,000
All Current Employees (including Officers other than Executive Officers)	1,092,667

Securities Authorized for Issuance under Equity Compensation Plans
The Stock Awards Plan has been approved by the security holders of the Company and is the only equity compensation plan maintained by the Company. The Company does not maintain an equity compensation plan that has not been approved by our security holders. The following table summarizes information about the Stock Awards Plan as of January 31, 2021 and May 17, 2021:

Description	January 31, 2021	May 17, 2021

Total number of outstanding options, warrants and rights	2,586,334	2,549,667
Weighted average exercise price of total number of outstanding options, warrants and rights	$4.09	$4.07
Weighted average remaining term of total number of outstanding options, warrants and rights	6.65	6.35
Total number of outstanding full value awards	—	—
Number of common shares remaining available for future issuance (excluding outstanding options, warrants and rights)	615,859	615,859
Common shares outstanding	13,766,680	13,774,104

Required Vote
The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.
Our Board recommends a vote “FOR” the approval of the Third Amendment to the Plan.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2018 Annual Meeting, our Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote.
We have designed our compensation programs to achieve the following principal objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers who are key to our long-term success	We analyze compensation packages provided to the officers of other companies in our industry and with whom we compete for executive talent. Based on this analysis, we attempt to provide a base compensation package that is competitive with those companies.

Rewarding individual performance while ensuring a meaningful link between our operational performance and the total compensation received by our officers	We consider our overall financial performance and the performance of each individual when determining cash incentive awards, and did not pay annual cash bonus awards for fiscal 2021. A meaningful portion of incentive compensation consists of long-term equity awards.

Avoiding policies and practices that create risks that might have a material adverse effect on us	We do not award multi-year guaranteed bonuses or disproportionate equity grants that provide unlimited upside with no downside. We do not utilize specific performance metrics in determining compensation, other than setting a minimum EBITDA performance goal for payout of our fiscal 2021 cash bonuses, which was not attained.

Avoiding the creation of an environment that might cause undue pressure to meet specific financial goals	We do not use specific prospective financial targets in determining compensation awards, other than setting a minimum EBITDA performance goal for payout of our fiscal 2021 cash bonuses, which was not attained.

We do not engage in certain negative compensation practices, including the following: (1) the re-pricing of underwater stock options; (2) the provision of excessive perquisites; (3) the use of liberal change in control provisions; or (4) the provision of tax gross-ups. During fiscal 2021, our financial results were less than in the previous two years. In August 2019, the Compensation Committee restored a 15% base salary reduction for Messrs Capps and Malden that had been enacted in June 1, 2015. Effective May 1, 2020, Mr. Capps and Mr. Malden agreed to a 20% reduction in their base salaries in recognition of the negative impact on the Company’s business and financial position arising from the Pandemic.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and to review the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information regarding the compensation of our Named Executive Officers for fiscal 2021. The Compensation Committee and our Board believe that the policies and procedures articulated in the section titled “Executive Compensation” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to our long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to adopt the following resolution at the 2021 Annual Meeting of Stockholders:
“RESOLVED, that the stockholders of MIND Technology, Inc. approve, on an advisory basis, the compensation of MIND Technology, Inc.’s Named Executive Officers in MIND Technology, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the tabular and narrative disclosure set forth in the section titled “Executive Compensation.”
This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on our Board or our Compensation Committee, will not overrule any decisions made by our Board or our Compensation Committee, or require our Board or its Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Required Vote
The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.

Our Board recommends a vote “FOR” the adoption of the advisory resolution approving the compensation of our Named Executive Officers.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending January 31, 2022.
The engagement of Moss Adams LLP has been recommended by the Audit Committee and approved by our Board. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and has recommended, and our Board has approved, their inclusion therein. See “Audit Committee Report” included elsewhere in this proxy statement.
Although stockholder ratification of the selection of Moss Adams LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.
One or more representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Moss Adams LLP are expected to be available to respond to appropriate questions.
Required Vote
The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

Our Board recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.

FEES AND EXPENSES OF MOSS ADAMS LLP
The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Moss Adams LLP, our independent registered public accounting firms, for the fiscal years ended January 31, 2021 and January 31, 2020:

	2021	2020
Audit fees(1)	$421,625	$395,078
Total Fees	421,625	395,078

(1)Includes the audit of our annual consolidated financial statements and the review of our Quarterly Reports on Form 10-Q.

There were no fees billed by Moss Adams LLP for fiscal years ended January 31, 2021 and January 31, 2020 that would constitute “Audit-Related Fees”, “Tax Fees” or “Other Fees”.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee also has approved a policy that requires committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its chairman. All of the above fees and services were pre-approved pursuant to this policy.

AUDIT COMMITTEE REPORT
The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of MIND Technology, Inc.
The Board of Directors, in its business judgment, has determined that each of Messrs. Albers, Rowland, Hilarides and Glanville is an independent director, as that term is defined in Rule 5605 of the NASDAQ Listing Standards, and meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” following a determination that they each met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.
In fulfilling its responsibilities, the Audit Committee:
•reviewed and discussed the audited financial statements contained in MIND Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 with management and the independent registered public accounting firm, Moss Adams LLP;
•discussed with the independent registered public accounting firm the matters required under the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;
•received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm; and
•considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in MIND Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021.
Respectfully submitted by the Audit Committee,
Thomas S. Glanville (Chairman)
Robert J. Albers
Marcus Rowland
William H. Hilarides

2021 ANNUAL REPORT
A copy of our 2021 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, accompanies this proxy statement. Except for the financial statements included in the 2021 Annual Report that are specifically incorporated by reference herein, the 2021 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.
We have filed our Form 10-K for the fiscal year ended January 31, 2021 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at www.mind-technology.com. Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187.
DELINQUENT SECTION 16(A) REPORTS
Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2021, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2021, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2021.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Pursuant to the Securities and Exchange Commission’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2022 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187 no later than February 4, 2022 to be eligible for inclusion in our proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.
In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2022 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2022 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary between the close of business on March 17, 2022 and April 18, 2022, provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
Our bylaws require, among other things, that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, the name and address of the stockholder and the class and number of shares owned beneficially, a description of all arrangements or understandings between or among the stockholder and any other person in connection with the proposal, any material interest of the stockholder in the proposal and the text of the proposal (including, if the proposal is for an amendment of our bylaws, the language of the proposed amendment), as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our bylaws.
For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”
Detailed information for submitting stockholder proposals and director nominations is available upon written request to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 400, The Woodlands, Texas 77380-1187.
PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.    (continued and to be signed on reverse sid

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 15, 2021.
The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended January 31, 2021 are available at
www.viewproxy.com/MINDTechnology/2021

Appendix A
THIRD AMENDMENT TO THE
MIND TECHNOLOGY, INC.
AMENDED AND RESTATED STOCK AWARDS PLAN

This Third Amendment (this “Third Amendment”) to the MIND Technology, Inc. Amended and Restated Stock Awards Plan (as amended, the “Plan”), is made effective as of July 15, 2021 (the “Amendment Effective Date”), by MIND Technology, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted a prior version of the Plan effective as of May 30, 2006 (the “Prior Plan”) under which the Company became authorized to grant equity-based incentive awards to certain employees and service providers of the Company and its subsidiaries;

WHEREAS, the Company, with approval of the Company’s stockholders and in connection with the amendment and restatement of the Prior Plan, adopted the Plan effective as of May 15, 2013;

WHEREAS, the Company, with the approval of the Company’s stockholders, amended the Plan effective as of July 20, 2016;

WHEREAS, Section 7.1 of the Plan provides that the Company’s board of directors (the “Board”), with the approval of the Company’s stockholders, may amend the Plan to increase the number of common shares, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan and to extend the term of the Plan;

WHEREAS, Section 7.1 of the Plan provides that the Board, with the approval of the Company’s stockholders, may amend the Plan to increase the number of common shares, par value $0.01 per share, of the Company the Shares available for awards under the Plan and to extend the term of the Plan;

WHEREAS, the Board now desires to amend the Plan to (i) increase the number of Shares available for grant under the Plan by 1,100,000, subject to approval by the Company’s stockholders at the annual meeting of the Company on July 15, 2021 and (ii) extend the term of the Plan to May 15, 2031.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders at the annual meeting on the same date, as set forth below:

1. Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

4.1. Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 4,999,864 (the “Share Pool”). If an Award is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall be restored to the Share Pool and again be Shares that may be issued with respect to Awards granted under the Plan; provided, that the restoration shall, as applicable, be on a one Share for one Share basis to the extent that such Award reduced the Share Pool on a one Share for one Share basis or be on a 1.60 Share for one Share basis to the extent that such Award reduced the Share Pool on a 1.60 Share for one Share basis. With respect to outstanding Awards granted prior to May 15, 2013, Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. With respect to Awards granted on and after May 15, 2013: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares tendered or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an outstanding Option or SAR, and (iii) Shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for issuance under future Awards. In the discretion of the Committee, all 4,999,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.

2. Section 10 of the Plan is hereby deleted in its entirety and replaced with the following:

10. Term of the Plan. No Award shall be granted with respect to newly authorized shares under this Plan prior to its approval by the stockholders of the Company and no Awards shall be granted after May 15, 2031. However, unless otherwise expressly provided in the Plan, the Prior Plan, the 2000 Plan or an applicable award agreement, any Award granted prior to such termination of the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

3. Except as set forth above, the Plan shall continue to read in its current state.

MIND TECHNOLOGY, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JULY 15, 2021 AT 9:00 AM CENTRAL TIME

The undersigned hereby constitutes and appoints Robert P. Capps and Peter H. Blum, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the common stock of MIND Technology, Inc. held of record by the undersigned on May 17, 2021 as if personally present at the Annual Meeting of Stockholders to be held on Thursday, July 15, 2021, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from MIND Technology, Inc. prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated June 4, 2021.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, ELECTRONICALLY VIA THE INTERNET AT WWW.AALVOTE.COM/MIND OR BY PHONE AT 1-866-804-9616.

(Continued and to be signed on the reverse side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS.

Nominees:

01) Peter H. Blum
02) Robert P. Capps
03) William H. Hilarides
04) Robert J. Albers
05) Thomas S. Glanville
06) Marcus Rowland

FOR All	WITHHOLD All	FOR All Except
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF THE THIRD AMENDMENT TO THE STOCK AWARDS PLAN.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
4. RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS MIND TECHNOLOGY, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date: ______________________________

____
Signature

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Signature (if held jointly)

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to
www.AALvote.com/MIND

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-804-9616

Use any touch-tone telephone Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.